Exhibit 5.1

Mayer Brown LLP 71 South Wacker Drive Chicago, IL 60606 United States of America T: +1 312 782 0600 F: +1 312 701 7711 mayerbrown.com
July 30, 2021

Nissan Auto Leasing LLC II Nissan-Infiniti LT LLC One Nissan Way Franklin, Tennessee 37067
Re: Nissan Auto Leasing LLC II Nissan-Infiniti LT LLC Registration Statement on Form SF-3 Registration Nos. 333-[______] and 333-[______]

Ladies and Gentlemen:

We have acted as special counsel to Nissan Auto Leasing LLC II, a Delaware limited liability company (the “Company”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with the registration by the Company of Asset-Backed Notes (the “Notes”). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by a statutory trust (each, an “Issuing Entity”) to be formed by the Company pursuant to a trust agreement (each, a “Trust Agreement”), between the Company and a trustee. Each series of Notes will be issued pursuant to an indenture (each, an “Indenture”), between the related Issuing Entity and an indenture trustee (each, an “Indenture Trustee”). Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Registration Statement.

In that regard, we are generally familiar with the proceedings taken or to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Underwriting Agreement and the form of Indenture (including the form of Notes included as an exhibit thereto).

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including Mayer Brown LLP

(Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership) and Tauil & Chequer Advogados

(a Brazilian partnership).

MAYER BROWN LLP

Nissan Auto Leasing LLC II

Nissan-Infiniti LT LLC

July 30, 2021

Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes, when (a) the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) such Notes have been duly executed and issued by the related Issuing Entity, authenticated by the related Indenture Trustee, and sold by the Company, and (c) payment of the agreed consideration for such Notes shall have been received by the related Issuing Entity, all in accordance with the terms and conditions of the related Indenture and the related Underwriting Agreement and in the manner described in the Registration Statement, such Notes will have been duly authorized by all necessary action of the related Issuing Entity and will be legally issued and binding obligations of the related Issuing Entity and entitled to the benefits afforded by the related Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Our opinions expressed herein are limited to the federal laws of the United States, the laws of the State of New York, the Delaware Limited Liability Company Act and the Delaware Statutory Trust Act. We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or this exhibit.

Respectfully submitted,

/s/ Mayer Brown LLP

Mayer Brown LLP